                                                                   EXHIBIT 10.30

                                ESCROW AGREEMENT

  This Escrow Agreement is entered into as of       , 1995 among Sequoia
Systems, Inc., a Delaware corporation (the "Buyer"), W. Wayne Patterson (the "Indemnification Representative") and The First National Bank of Boston (the "Escrow Agent").

  WHEREAS, the Buyer, a transitory subsidiary of the Buyer, SPCO, Inc., a Delaware corporation (the "Company"), and Keystone International, Inc., a Texas corporation ("Keystone"), have entered into a Merger and Stock Purchase Agreement dated as of November 9, 1994 (the "Acquisition Agreement") pursuant to which such transitory subsidiary will be merged with and into the Company which, as the surviving corporation (the "Surviving Corporation"), will become a wholly-owned subsidiary of the Buyer, and simultaneously the Buyer will purchase the Keystone Shares (as defined in the Acquisition Agreement) from Keystone.

  WHEREAS, the Acquisition Agreement provides that an escrow account will be established to secure the indemnification obligations of Keystone, the Company Stockholders and the Unvested TMI Option Holders to the Indemnified Persons under the Acquisition Agreement on the terms and conditions set forth herein and in the Acquisition Agreement.

  WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

  NOW, THEREFORE, the parties hereto hereby agree as follows:

  1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Acquisition Agreement.

  2. Consent of Keystone, Company Stockholders and Unvested TMI Option
Holders. By virtue of the execution of the Acquisition Agreement by Keystone and approval of the Acquisition Agreement by the Company Stockholders, together with the approval of the Unvested TMI Option Holders as contemplated by Section 6.1(z) of the Acquisition Agreement, Keystone, the Company Stockholders and the Unvested TMI Option Holders entitled to receive Transaction Shares pursuant to the Acquisition Agreement have, without any further act of Keystone, any Company Stockholder or any Unvested TMI Option Holder, consented to: (a) the establishment of the Escrow Account (as defined below) to secure the indemnification obligations of Keystone, the Company Stockholders and the Unvested TMI Option Holders under Article VII of the Acquisition Agreement in the manner set forth herein, (b) the appointment of the Indemnification Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of Keystone, each Company Stockholder and each Unvested TMI Option Holder, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

  3. Escrow and Indemnification.

  (a) Escrow Shares. On the Closing Date, the Buyer shall deposit with the Escrow Agent certificates for the Escrow Shares, issued in the names of Keystone, the respective Company Stockholders (other than the holders of Dissenting Shares, if any) and the respective Unvested TMI Option Holders. The Buyer may from time to time deposit additional Company Escrow Shares with the Escrow Agent pursuant to the final sentence of Section 1.6(a) of the Acquisition Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

  (b) Indemnification. Keystone, the Company Stockholders and the Unvested TMI Option Holders, jointly and severally, have agreed in Article VII of the Acquisition Agreement to indemnify and hold harmless the Indemnified Persons from and against specified Damages. The Escrow Shares shall be security for the indemnification obligation of Keystone, the Company Stockholders and the Unvested TMI Option Holders, subject to the limitations, and in the manner provided, in this Agreement and the Acquisition Agreement.

  (c) Dividends, Etc. Any securities distributable to Keystone, the Company Stockholders or the Unvested TMI Option Holders in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be issued in the names of Keystone, the respective Company Stockholders (other than the holders of Dissenting Shares) and the respective Unvested TMI Option Holders and shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributable to Keystone, the Company Stockholders or the Unvested TMI Option Holders in respect of the Escrow Shares shall be distributed to Keystone, the Company Stockholders and the Unvested TMI Option Holders, respectively.

  (d) Voting of Escrow Shares. Keystone, the Company Stockholders and the Unvested TMI Option Holders shall be entitled to vote their Escrow Shares and the Buyer shall deliver proxy materials to and accept proxies from the Escrow Agent with respect to such Escrow Shares on the same basis as other stockholders of the Buyer.

  (e) Transferability. The respective interests of Keystone, the Company Stockholders and the Unvested TMI Option Holders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

  4. Administration of Escrow Account. The Escrow Agent shall administer the Escrow Account as follows:

  (a) If an Indemnified Person has incurred or suffered Damages for which it is or may be entitled to indemnification under Article VII of the Acquisition Agreement, the Indemnified Person shall give written notice of such claim (a "Claim Notice") to the Indemnification Representative and the Escrow Agent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim.

  (b) Within 20 days after delivery of a Claim Notice, the Indemnification Representative shall provide to the Indemnified Person, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Indemnification Representative shall: (i) agree that Escrow Shares having a Fair Market Value (as computed pursuant to Section 6 hereof) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnified Person or (iii) contest that all or any of the Escrow Shares may be released from the Escrow Account to the Indemnified Person. The Indemnification Representative may contest the release of Escrow Shares having a Fair Market Value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under Article VII of the Acquisition Agreement. If no Response Notice is delivered by the Indemnification Representative within such 20-day period, the Indemnification Representative shall be deemed to have agreed that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account.

  (c) If the Indemnification Representative in the Response Notice agrees (or is deemed to have agreed) that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly thereafter deliver and assign to the Indemnified Person such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the Claimed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

  (d) If the Indemnification Representative in the Response Notice agrees that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly thereafter deliver and assign to the Indemnified Person such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the Agreed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

  (e) If the Indemnification Representative in the Response Notice contests the release of Escrow Shares having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration in Boston, Massachusetts. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Indemnification Representative and the Indemnified Person shall each designate one arbitrator within 15 days of the delivery of the Indemnification Representative's Response Notice contesting the Claimed Amount. The Indemnification Representative and the Indemnified Person shall cause such designated arbitrators mutually to agree upon and shall designate a third arbitrator; provided, however, that (i) failing such agreement within 45 days of delivery of the Indemnification Representative's Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Indemnification Representative or the Indemnified Person fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. Keystone, the Company Stockholders and the Unvested TMI Option Holders, on the one hand, and the Indemnified Person, on the other hand, shall pay the fees and expenses of the arbitrators respectively designated by the Indemnification Representative and the Indemnified Person and shall bear equally the fees and expenses of the third arbitrator. The Indemnification Representative and the Indemnified Person shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Acquisition Agreement and this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Indemnification Representative, the Indemnified Person and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Indemnification Representative, Keystone, the Company Stockholders, the Unvested TMI Option Holders, the Indemnified Person and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. After delivery of a Response Notice that the Claimed Amount is contested by the Indemnification Representative, the Escrow Agent shall continue to hold in the Escrow Account such number of Escrow Shares having a Fair Market Value sufficient to cover the Contested Amount (up to the number of Escrow Shares then available in the Escrow Account), notwithstanding the occurrence of the First Termination Date or Second Termination Date (as defined below), until (i) delivery of a copy of a settlement agreement executed by the Indemnified Person and the Indemnification Representative setting forth instructions to the Escrow Agent as to the release of Escrow Shares, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the majority of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Shares, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares from the Escrow Account (to the extent Escrow Shares are then held in the Escrow Account) to the Indemnified Person in accordance with such agreement or instructions.

  5. Release of Escrow Account.

  (a) For purposes of this Agreement, (i) the "First Termination Date" shall be the first anniversary of the date of this Agreement, and (ii) the "Second Termination Date" shall be the date on which the last applicable statute of limitation in any relevant jurisdiction of any taxing authority shall have expired with respect to the BriskHeat Spin-Off (as defined in the Acquisition Agreement).

  (b) Promptly after the First Termination Date, the Escrow Agent shall distribute to Keystone, the Company Stockholders and the Unvested TMI Option Holders fifty percent (50%) of the Escrow Account then held in escrow. Notwithstanding the foregoing, if an Indemnified Person has previously given a Claim Notice which has not then been resolved in accordance with Section 4, the Escrow Agent shall retain in escrow after the First Termination Date at least such number of Escrow Shares having a Fair Market Value as equals the Claimed Amount which has not then been resolved.

  (c) Buyer shall give notice to the Escrow Agent of the occurrence of the Second Termination Date. Promptly after receipt of said notice, the Escrow Agent shall distribute to Keystone, the Company Stockholders and the Unvested TMI Option Holders the Escrow Account then held in escrow. Notwithstanding the foregoing, if an Indemnified Person has previously given a Claim Notice which has not then been resolved in accordance with Section 4, the Escrow Agent shall retain in escrow after the Second Termination Date such number of Escrow Shares having a Fair Market Value equal to the Claimed Amount which has not then been resolved.

  (d) Concurrently with the execution of this Agreement, the Company shall provide the Escrow Agent with a written record of the name and address of Keystone, each Company Stockholder and each Unvested TMI Option Holders and the number of Escrow Shares credited to his or its account, and such list shall be attached hereto as Attachment A. Any distribution of all or a portion of the Escrow Shares to the Keystone, Company Stockholders and Unvested TMI Option Holders shall be made in accordance with the percentages set forth opposite such holders' respective names on Attachment A attached hereto; provided, however, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Shares otherwise distributable to Keystone or Company Stockholders who have not, according to written notice provided by the Buyer to the Escrow Agent, prior to such distribution, surrendered their respective Certificates pursuant to the terms and conditions of the Acquisition Agreement ("Withheld Escrow Shares"); and provided further that such Attachment A shall be appropriately revised in the event the Buyer deposits additional Company Escrow Shares with the Escrow Agent pursuant to the final sentence of Section 1.6(a) of the Acquisition Agreement following the date of this Agreement. Any such Withheld Escrow Shares shall be delivered to the Buyer promptly after the Second Termination Date, and shall be delivered by the Buyer to Keystone or the Company Stockholders to whom such shares would have otherwise been distributed upon surrender of their respective Certificates. Distributions to Keystone, the Company Stockholders and Unvested TMI Option Holders shall be made by mailing stock certificates to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Keystone, Company Stockholders or Unvested TMI Option Holders pursuant to this Agreement. In lieu of fractional shares that Keystone, Company Stockholders or Unvested TMI Option Holders would otherwise be entitled to receive, Keystone and such Company Stockholders and Unvested TMI Option Holders shall receive a cash payment equal to the value of the such fractional share, based on the average of the last sale prices of the Buyer Common Stock on the Nasdaq National Market ("Nasdaq") on the Closing Date.

  6. Valuation of Escrow Shares. For purposes of this Agreement, the Fair Market Value of the Escrow Shares shall be determined based upon the closing sales price per share of the Buyer Common Stock on Nasdaq on the Closing Date. Buyer shall certify such closing sales price on the Closing to the Escrow Agent.

  7. Fees and Expenses.

  (a) The Buyer, on the one hand, and Keystone, the Company Stockholders and the Unvested TMI Option Holders, on the other hand, shall each pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder. Such fees shall be nonrefundable and paid in advance. Said parties also agree to pay on demand Escrow Agent's costs and expenses, including the reasonable fees and expenses of counsel to the Escrow Agent, other than costs and expenses reimbursed pursuant to Section 8(b) hereof incurred in connection with its duties hereafter.

  (b) All reasonable expenses (including attorneys' fees) incurred by the Indemnification Representative in connection with the performance of his duties hereunder shall be reimbursed to the Indemnification Representative by Keystone, the Company Stockholders and the Unvested TMI Option Holders.

  8. Limitation of Escrow Agent's Liability.

  (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. The duties of the Escrow Agent shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

  (b) The Buyer, Keystone, the Company Stockholders and the Unvested TMI Option Holders hereby jointly and severally agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder, including the cost and expenses of defending itself against any claim of liability. As between themselves, the Buyer, on the one hand, and Keystone, the Company Stockholders and the Unvested TMI Option Holders, on the other hand, shall each be liable for one-half of such amounts.

  9. Liability and Authority of Indemnification Representative; Successors and Assigns.

  (a) The Indemnification Representative shall incur no liability with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or negligence. The Indemnification Representative may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Indemnification Representative based on such advice, the Indemnification Representative shall not be liable to anyone. The Indemnification Representative shall be indemnified and held harmless by Keystone, the Company Stockholders and the Unvested TMI Option Holders from all losses, costs and expenses which he may incur as a result of involvement in any legal proceedings arising from the performance of his duties hereunder.

  (b) In the event of the death or permanent disability of the Indemnification Representative, or his resignation as an Indemnification Representative, a successor Indemnification Representative shall be elected by a majority vote of Keystone, the Company Stockholders and the Unvested TMI Option Holders, with Keystone and each Company Stockholder and each Unvested TMI Option Holder (or his or her successors or assigns) to be given a vote equal to the number of votes represented by the Transaction Shares held by Keystone or such Company Stockholder or Unvested TMI Option Holder immediately prior to the Effective Time. Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Indemnification Representative, and the term "Indemnification Representative" as used herein shall be deemed to include any successor Indemnification Representatives.

  (c) The Indemnification Representative shall have full power and authority to represent Keystone, the Company Stockholders and the Unvested TMI Option Holders, and any successors to Keystone, the Company Stockholders or the Unvested TMI Option Holders, with respect to all matters arising under this Agreement and all action taken by any Indemnification Representative hereunder shall be binding upon Keystone, the Company Stockholders and the Unvested TMI Option Holders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Indemnification Representative shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of Keystone, the Company Stockholders and the Unvested TMI Option Holders and their successors. All actions to be taken by the Indemnification Representative hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

  10. Termination. This Agreement shall terminate upon the later of the Second Termination Date or the disbursement by the Escrow Agent of all of the Escrow Shares in the Escrow Account in accordance with this Agreement; provided that the provisions of Sections 8 and 9 shall survive such termination.

  11. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

  If to the Buyer:                        Copies to:

  Sequoia Systems, Inc.                   Jeremy Swett, Esq.
  400 Nickerson Road                      Sequoia Systems, Inc.
  Marlborough, MA 01752                   400 Nickerson Road
  Attention: President                    Marlborough, MA 01752

                                          David A. Westenberg, Esq.
                                          Hale and Dorr
                                          60 State Street
                                          Boston, MA 02109

  If to the Indemnification
   Representative:                        Copy to:

  W. Wayne Patterson                      Robert H. Whilden, Jr., Esq.
  3324 Ella Lee Lane                      Vinson & Elkins, L.L.P.
  Houston, TX 77019                       2500 First City Tower
                                          1001 Fannin
                                          Houston, TX 77002

  If to the Escrow Agent:

  The First National Bank of Boston
  150 Royall Street
  Mail Stop 45-02-15
  Canton, MA 02021
  Attention: Corporate Trust Administration

  Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this
Section 11.

  12. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 30 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Indemnification Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Indemnification Representative, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor

Escrow Agent and directions for the transfer of any Escrow Account then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Account to such designated successor. If no successor is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

  13. General.

  (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

  (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  (c) Entire Agreement. Except as set forth in the Acquisition Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

  (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

  (e) Amendment. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Indemnification Representative.

  (f) This Agreement shall become effective only upon the occurrence of the Closing as defined in the Acquisition Agreement.

  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          SEQUOIA SYSTEMS, INC.


                                    By: /s/ Jeremy F. Swett
                                        -------------------------------------

                                    Title: Vice President and General Counsel
                                           ----------------------------------

                                    /s/ W. Wayne Patterson
                                    -----------------------------------------
                                    W. Wayne Patterson

                                    THE FIRST NATIONAL BANK OF BOSTON


                                    By: /s/ Patrick E. Thebado
                                        -------------------------------------
                                    Title: Administration Manager
                                           ----------------------------------

                                  ATTACHMENT A

      NAME                    PERCENTAGE
      ----                    ----------
Keystone International, Inc.
Company Stockholders:
Unvested TMI Option Holders:
                                ------
                                100.00%